Registration Statement No. 33-____________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                          SHENANDOAH TELECOMMUNICATIONS
                                     COMPANY
             (Exact name of Registrant as specified in its Charter)


           Virginia                                     54-1162807
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              124 South Main Street
                            Edinburg, Virginia 22824
           (Address of principal executive office, including zip code)

                          SHENANDOAH TELECOMMUNICATIONS
                          COMPANY STOCK INCENTIVE PLAN
                            (Full title of the Plan)
                              --------------------

                              Christopher E. French
                                    President
                              124 South Main Street
                            Edinburg, Virginia 22824
                                 (540) 984-5209
 (Name, address and telephone number including, area code, of agent for service)

                                 With copies to:

                             Kevin J. Buckley, Esq.
                                Hunton & Williams
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                  804-788-8200

                              --------------------

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                       Proposed Maximum      Proposed Maximum
     Title of Securities           Amount to be         Offering Price           Aggregate             Amount of
       to be Registered             Registered           Per Share(1)        Offering Price(1)     Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par                  240,000
value per share                       Shares                $21.98              $5,275,200              $1,599

========================================================================================================================

         (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $21.86 per share, which was the average price per share for purchases and sales of the Common Stock known to the Company to have occurred during the calendar months November and December 1996 and January 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Shenandoah Telecommunications Company (the "Company") with the Commission (file No. 0-9881) are incorporated herein by reference and made a part hereof: (i) the Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above; and (iii) the description of the Company's Common Stock (the "Common Stock") contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act permits, and the registrant's Articles of Incorporation require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability for damages of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. The Company's Articles of Incorporation eliminate liability for damages of its directors or officers, as permitted in Section 13.1-692.1, except for liability resulting from any such person having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.
-----------

4.1 Shenandoah Telecommunications Company Stock Incentive Plan (filed herewith).

4.2      Amended  and  Restated   Articles  of   Incorporation   of   Shenandoah
         Telecommunications Company (filed herewith).

4.3      Bylaws of Shenandoah Telecommunications Company (filed herewith).

5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

23.1     Consent of Hunton & Williams (included in Exhibit 5).

23.2     Consent of McGladrey and Pullen (filed herewith).

23.3     Consent of S.B. Hoover & Company (filed herewith).

24       Powers of Attorney (included on signature page).


Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                           (i)      To  include  any   prospectus   required  by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3.       To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edinburg, Commonwealth of Virginia, on this 13th day of February, 1997.

                                 SHENANDOAH TELECOMMUNICATIONS COMPANY
                                 (Registrant)


                                  By   /s/ Christopher E. French
                                      --------------------------------
                                      Christopher E. French
                                      President and Director


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 13th day of February, 1997. Each person whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints the agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

         Signature                                          Title
         ---------                                          -----


By     /s/ Christopher E. French
      ----------------------------------
      Christopher E. French
      President and Director

By     /s/ Laurence F. Paxton
      ----------------------------------
      Laurence F. Paxton
      Vice President-Finance and
      Chief Financial Officer

By     /s/ Noel M. Borden
      ----------------------------------
      Noel M. Borden
      Director and Vice President

By     /s/ Dick D. Bowman
      ----------------------------------
      Dick D. Bowman
      Director and Treasurer

By     /s/ Harold Morrison, Jr.
      ----------------------------------
      Harold Morrison, Jr.
      Director and Secretary

By     /s/ Zane Neff
      ----------------------------------
      Zane Neff
      Director and Assistant Secretary

By     /s/ Ken L. Burch
      ----------------------------------
      Ken L. Burch
      Director

By
      ----------------------------------
      Philip M. Grabill, Jr.
      Director

By     /s/ Grover M. Holler, Jr.
      ----------------------------------
      Grover M. Holler, Jr.
      Director

By     /s/ James E. Zerkel, II
      ----------------------------------
      James E. Zerkel, II
      Director

                                  EXHIBIT INDEX





Exhibit No.             Description
-----------             -----------

4.1              Shenandoah Telecommunications Company
                 Stock Incentive Plan (filed herewith).


4.2              Amended and Restated Articles of
                 Incorporation of Shenandoah
                 Telecommunications Company (filed
                 herewith).


4.3              Bylaws of Shenandoah
                 Telecommunications Company (filed
                 herewith).


5                Opinion  of  Hunton  &  Williams
                 as to the  legality  of the  securities
                 being registered (filed herewith).


23.1             Consent of Hunton & Williams (included
                 in Exhibit 5).


23.2             Consent of McGladrey and Pullen (filed
                 herewith).


23.3             Consent of S.B. Hoover & Company (filed
                 herewith).


24 Powers of Attorney (included on signature page).